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                                                                    EXHIBIT 10.4

                             CONTINUING PERSONAL GUARANTY


       FOR VALUE RECEIVED, and in consideration of any lease, capital lease, loan, or other financial accommodation heretofore or hereafter at any time made or granted to MOBILE PET SYSTEMS, INC., a Delaware corporation ("Lessee"), by FINOVA CAPITAL CORPORATION ("Lessor"), the undersigned, PAUL J. CROWE ("Guarantor"), hereby agrees as follows:

       1. GUARANTY OF OBLIGATIONS. (a) Guarantor unconditionally, absolutely and irrevocably guarantees the full and prompt payment and performance when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations of Lessee to Lessor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing or due or to become due, including, without limitation, under or in connection with that certain Equipment Lease No. 4125 of even date herewith by and between Lessee and Lessor (the "Lease"), and each of the documents, instruments and agreements executed and delivered in connection therewith, but solely with respect to those items of equipment which are included on Lease Schedule No. 4125.01 attached to the Lease, as each may be modified, amended, supplemented or replaced from time to time (all such obligations are herein referred to collectively as the "Liabilities", and the Lease and all other documents evidencing or securing any of the Liabilities are herein referred to, collectively, as the "Lease Documents"). This Continuing Personal Guaranty (this "Continuing Guaranty") is a guaranty of payment and performance when due and not of collection. Terms used herein with initial capital letters, which are not otherwise defined herein, shall have the meanings given such terms in the Lease.

       (b) In the event of any default by Lessee in making payment of, or default by Lessee in performance of, any of the Liabilities, Guarantor agrees on demand by Lessor to pay and perform all of the Liabilities as are then or thereafter become due and owing or are to be performed under the terms of the Lease Documents. Guarantor further agrees to pay all expenses (including reasonable attorneys' fees and expenses) paid or incurred by Lessor in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Continuing Guaranty (herein, the "Collection Costs").

       2. CONTINUING NATURE OF GUARANTY AND LIABILITIES. This Continuing Guaranty shall be continuing and shall not be discharged, impaired or affected by:
              a. the insolvency of Lessee or the payment in full of all of the Liabilities at any time or from time to time;

              b. the power or authority or lack thereof of Lessee to incur the Liabilities;

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              c.     the validity or invalidity of any of the Lease Documents or the documents securing the same;

              d.     the existence or non-existence of Lessee as a legal entity;

              e. any transfer by Lessee of all or any part of any collateral in which Lessor has been granted a lien or security interest pursuant to the Lease Documents;

              f. any statute of limitations affecting the liability of Guarantor under this Continuing Guaranty or the Lease Documents or the ability of Lessor to enforce this Continuing Guaranty or any provision of the Lease Documents; or

              g. any right of offset, counterclaim or defense of Guarantor, including, without limitation, those which have been waived by Guarantor pursuant to Section 7 hereof.

       3. INSOLVENCY OF LESSEE OR GUARANTOR. Without limiting the generality of any other provision hereof, Guarantor agrees that, in the event of the dissolution or insolvency of Lessee or Guarantor or the inability of Lessee or Guarantor to pay their respective debts as they mature, or an assignment by Lessee or Guarantor for the benefit of creditors, or the institution of any proceeding by or against Lessee or Guarantor alleging that Lessee or Guarantor is insolvent or unable to pay their respective debts as they mature, Guarantor will pay to Lessor forthwith the full amount which would be payable hereunder by Guarantor if all of the Liabilities were then due and payable, whether or not such event occurs at a time when any of the Liabilities are otherwise due and payable.

       4. PAYMENT OF THE LIABILITIES. Any amounts received by Lessor from whatever source on account of the Liabilities may be applied by Lessor toward the payment of such of the Liabilities, and in such order of application, as Lessor may from time to time elect, and notwithstanding any payments made by or for the account of Guarantor pursuant to this Continuing Guaranty.

       5. REINSTATEMENT. Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Lessor to any of the Liabilities is or must be rescinded or returned by Lessor for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Lessee), such Liabilities shall, for the purposes of this Continuing Guaranty and to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application by Lessor, and this Continuing Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by Lessor had not been made.

       6. PERMITTED ACTIONS OF LESSOR. Lessor may from time to time, in its sole discretion and without notice to Guarantor, take any or all of the following actions:


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              a.     retain or obtain a security interest in any assets of
       Lessee or any third party to secure any of the Liabilities or any obligations of Guarantor hereunder;

              b. retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Liabilities;

              c. extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities;

              d. waive, ignore or forbear from taking action or otherwise exercising any of its default rights or remedies with respect to any default by Lessee under the Lease Documents;

              e. release, waive or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor primarily or secondarily obligated with respect to any of the Liabilities;

              f. release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any collateral now or hereafter securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, waive, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and

              g. demand payment or performance of any of the Liabilities from Guarantor at any time or from time to time, whether or not Lessor shall have exercised any of its rights or remedies with respect to any property securing any of the Liabilities or any obligation hereunder or proceeded against any other obligor primarily or secondarily liable for payment or performance of any of the Liabilities.

       7. SPECIFIC WAIVERS. Without limiting the generality of any other provision of this Continuing Guaranty, Guarantor hereby expressly waives:

              a.     notice of the acceptance by Lessor of this Continuing
              Guaranty;

              b. notice of the existence, creation, payment, nonpayment, performance or nonperformance of all or any of the Liabilities;

              c. presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever with respect to the payment or performance of the Liabilities or the amount thereof or any payment or performance by Guarantor hereunder;


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                     d.     all diligence in collection or protection of or
                     realization upon the Liabilities or any thereof, any obligation hereunder or any security for or guaranty of any of the foregoing;

                     e. any right to direct or affect the manner or timing of Lessor's enforcement of its rights or remedies;

                     f. any and all defenses which would otherwise arise upon the occurrence of any event or contingency described in Section 1 hereof or upon the taking of any action by Lessor permitted hereunder;

                     g. any defense, right of set-off, claim or counterclaim whatsoever and any and all other rights, benefits, protections and other defenses available to Guarantor now or at any time hereafter, including, without limitation, under California Civil Code Sections 2787 to 2855, inclusive, and California Code of Civil Procedure Sections 580a, 580b, 580d or 726, and all successor sections; and

                     h. all other principles or provisions of law, if any, that conflict with the terms of this Continuing Guaranty, including, without limitation, the effect of any circumstances that may or might constitute a legal or equitable discharge of a guarantor or surety.

              8. IRREVOCABILITY. Guarantor hereby further waives all rights to revoke this Continuing Guaranty at any time, and all rights to revoke any agreement executed by Guarantor at any time to secure the payment and performance of Guarantor's obligations under this Continuing Guaranty.

              9. STATUTORY WAIVER OF RIGHTS AND DEFENSES REGARDING ELECTION OF REMEDIES. Guarantor waives all rights and defenses arising out of an election of remedies by Lessor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor's rights of subrogation and reimbursement against Lessee by the operation of any applicable law, including without limitation Section 580d of the California Code of Civil Procedure, or otherwise.

              10. SUBORDINATION. Guarantor hereby subordinates any and all indebtedness of Lessee to Guarantor to the full and prompt payment and performance of all of the Liabilities. Guarantor agrees that Lessor shall be entitled to receive payment of all Liabilities prior to Guarantor's receipt of payment of any amount of any indebtedness of Lessee to Guarantor. Any payments on such indebtedness to Guarantor, if Lessor so requests, shall be collected, enforced and received by Guarantor, in trust, as trustee for Lessor and shall be paid over to Lessor on account of the Liabilities, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Lessor is authorized and empowered, but not obligated, in its discretion, (a) in the name of Guarantor, to collect and enforce, and to submit claims in respect of, any indebtedness of

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Lessee to Guarantor and to apply any amounts received thereon to the
Liabilities, and (b) to require Guarantor (i) to collect and enforce, and to submit claims in respect of, any indebtedness of Lessee to Guarantor, and (ii) to pay any amounts received on such indebtedness to Lessor for application to the Liabilities.

              11. SUBROGATION. Guarantor will not exercise any rights which it may acquire by way of subrogation under this Continuing Guaranty, by any payment hereunder or otherwise, until all of the Liabilities have been paid in full, in cash, and Lessor shall have no further obligations to Lessees under the Lease Documents or otherwise. If any amount shall be paid to Guarantor on account of such subrogation rights at any other time, such amount shall be held in trust for the benefit of Lessor and shall be forthwith paid to Lessor to be credited and applied to the Liabilities, whether matured or unmatured, in such manner as Lessor shall determine in its sole discretion.

              12. ASSIGNMENT OF LESSOR'S RIGHTS. Lessor may, from time to time, without notice to Guarantor, assign or transfer any or all of the Liabilities or any interest therein and, notwithstanding any such assignment or transfer of the Liabilities or any subsequent assignment or transfer thereof, the Liabilities shall be and remain the Liabilities for the purpose of this Continuing Guaranty. Each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such party's interest in the Liabilities, be entitled to the benefits of this Continuing Guaranty to the same extent as if such assignee or transferee were Lessor; PROVIDED, HOWEVER, that unless Lessor shall otherwise consent in writing, Lessor shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Continuing Guaranty for its own benefit as to those of the Liabilities which Lessor has not assigned or transferred.

              13. INDULGENCES NOT WAIVERS. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lessor of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Continuing Guaranty be binding upon Lessor, except as expressly set forth in a writing duly signed and delivered by Lessor. No action of Lessor permitted hereunder shall in any way affect or impair the rights of Lessor or the obligations of Guarantor under this Continuing Guaranty.

              14. FINANCIAL CONDITION OF LESSEE. (a) Guarantor represents and warrants that it is fully aware of the financial condition of Lessee, and Guarantor delivers this Continuing Guaranty based solely upon its own independent investigation of Lessee's financial condition and in no part upon any representation or statement of Lessor with respect thereto. Guarantor further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning Lessee's financial condition as Guarantor may deem material to its obligations hereunder, and Guarantor is not relying upon, nor expecting Lessor to furnish it any information in Lessor's


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possession concerning Lessee's financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Liabilities.

              (b) Without limiting the generality of Section 14(a) above, Guarantor hereby waives any duty on the part of Lessor to disclose to Guarantor any facts it may now or hereafter know about Lessee, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor. In addition, Guarantor hereby knowingly accepts the full range of risk encompassed within a contract of "Continuing Guaranty" which includes, without limitation, the possibility that Lessee will contract for additional indebtedness for which Guarantor may be liable hereunder after Lessee's financial condition or ability to pay its lawful debts when they fall due has deteriorated.

              15. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lessor that each of the following statements is accurate and complete as of the date of this Continuing Guaranty:

                     a. this Continuing Guaranty has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally;

                     b. the execution, delivery and performance of this Continuing Guaranty do not (i) violate any provisions of law or any order of any court or other agency of government (each, a "Requirement of Law"), (ii) contravene any provision of any material contract or agreement to which Guarantor is a party or by which Guarantor or Guarantor's assets are bound (each, a "Contractual Obligation"), or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any property, asset or revenue of Guarantor;

                     c. all consents, approvals, orders and authorizations of, and registrations, declarations and filings with, any governmental agency or authority or other person or entity (including, without limitation, the members, shareholders or partners of any entity), if any, which are required to be obtained in connection with the execution and delivery of this Continuing Guaranty or the performance of Guarantor's obligations hereunder have been obtained, and each is in full force and effect;

                     d. Guarantor has paid all taxes and other charges imposed by any governmental agency or authority due and payable by Guarantor other than those which are being challenged in good faith by appropriate proceedings;


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                     e.     Guarantor is not in violation of any Requirement of
              Law or Contractual Obligation other than any violation the consequences of which could not have a material adverse effect on Guarantor's ability to perform its obligations hereunder
              (a "Material Adverse Effect"); and

                     f. no action, proceeding, investigation or litigation is pending or, to the knowledge of Grantor, overtly threatened against Guarantor by any person or entity which, if adversely determined, could have a Material Adverse Effect.

              16. GUARANTOR FINANCIAL INFORMATION. Guarantor will provide Lessor in writing such financial and other information with respect to Guarantor's assets and liabilities as Lessor shall reasonably request from time to time, in form satisfactory to Lessor.

              17. BINDING UPON SUCCESSORS; DEATH OF GUARANTOR. This Continuing Guaranty shall be binding upon Guarantor and Guarantor's successors and assigns and shall inure to the benefit of Lessor and its successors and assigns. All references herein to Lessee shall be deemed to include its successors and assigns, and all references herein to Guarantor shall be deemed to include Guarantor named herein, it's successors and assigns, and in the event of a death of a Guarantor, the duly appointed representative, executor or administrator of the deceased Guarantor's estate.

              18. OBLIGATIONS JOINT AND SEVERAL. In addition and notwithstanding anything to the contrary contained in this Continuing Guaranty or in any other document, instrument or agreement between or among any of Lessor, Lessee, Guarantor or any third party, the obligations of Guarantor with respect to the Liabilities shall be joint and several with any other person or entity that now or hereafter executes a guaranty of any of the Liabilities separate from this Continuing Guaranty.

              19. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be either personally delivered, transmitted by facsimile to the facsimile numbers provided herein or sent by United States certified or registered mail, return receipt requested, addressed to Guarantor or Lessor at their respective addresses stated below or at such other address as either party hereafter notifies the other party as herein provided. Notices shall be deemed received on the earlier of (i) the date noted on the return receipt as delivered if mail delivery of the notice is successful or the date inscribed on a confirmation of successful transmission, if sent by facsimile; (ii) the last date of attempted delivery, as noted by the United States Postal Service on the envelope containing the notice, if mail delivery is unsuccessful; or (iii) the date of the actual delivery if personally delivered.

             20. GOVERNING LAW; ADDITIONAL WAIVERS. (a) This Continuing Guaranty has been delivered and shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Arizona, provided that


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Guarantor agrees that each of the waivers and agreements of Guarantor herein which refer to provisions of the California Civil Code and the California Code of Civil Procedure shall be effective and enforceable to the extent permitted under applicable law, and to the extent that any court of competent jurisdiction shall apply the laws of the State of California to determine the relative rights or remedies of Lessor and Guarantor hereunder, such waivers and agreements by Guarantor shall be governed by the laws of the State of California.

       (b)    GUARANTOR HEREBY:

                     (i) WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY, AND ACKNOWLEDGES THAT LESSOR ALSO WAIVES SUCH RIGHT;

                     (ii) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MARICOPA COUNTY, ARIZONA, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS CONTINUING GUARANTY;

                     (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT GUARANTOR MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING;

                     (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law; and

                     (v) agrees not to institute any legal action or proceeding against Lessor or any of Lessor's directors, officers, employees, agents or property concerning any matter arising out of or relating to this Continuing Guaranty in any court other than one located in Maricopa County, Arizona.

              (c) Nothing herein shall affect or impair Lessor's right to serve legal process in any manner permitted by law or Lessor's right to bring any action or proceeding against Guarantor or its property in the courts of any other jurisdiction. Wherever possible each provision of this Continuing Guaranty shall be interpreted as to be effective and valid under applicable law, but if any provision of this Continuing Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Continuing Guaranty.

              21. ADVICE OF COUNSEL. GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS EITHER OBTAINED THE ADVICE OF COUNSEL OR HAS


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HAD THE OPPORTUNITY TO OBTAIN SUCH ADVICE IN CONNECTION WITH THE TERMS AND
PROVISIONS OF THIS CONTINUING GUARANTY.

              22. ENTIRE AGREEMENT. This Continuing Guaranty contains the complete understanding of the parties hereto with respect to the subject matter herein. Guarantor acknowledges that Guarantor is not relying upon any statements or representations of Lessor not contained in this Continuing Guaranty and that such statements or representations, if any, are of no force or effect and are fully superseded by this Continuing Guaranty. This Continuing Guaranty may only be modified by a writing executed by Guarantor and Lessor.

              23. CONSIDERATION. Guarantor is a founder of and shareholder in Lessee, and as such stands to benefit economically and materially from Lessee's ability to successfully operate its business. The accommodations being provided by Lessor to Lessee pursuant to the Lease represent Lessee's first acquisition of the assets necessary to operate it's business. Accordingly, Guarantor acknowledges the receipt of full and adequate consideration in return for this Continuing Guaranty through the economic benefits Guarantor expects to derive as a result of his ownership interest in Lessee.

              24. TERMINATION OF CONTINUING GUARANTY. In connection with the execution and delivery of the Lease, Guarantor acknowledges and agrees that he has, both on behalf of Lessee and on behalf of himself individually, petitioned Lessor to enter into the Lease and to provide the financial accommodations created thereby in order to induce the manufacturer of the Equipment listed on Lease Schedule No. 4125.01 to the Lease to make such Equipment available to Lessee at this time, notwithstanding the fact that at the time the Lease is being entered into, all conditions precedent to Lessor's commitment to enter into the Lease have not been satisfied. Lessor has agreed to enter into the Lease at this time, conditioned upon Guarantor's execution and delivery of this Continuing Guaranty in favor of Lessor. Lessor hereby agrees that, notwithstanding anything to the contrary contained herein, but provided that no default under the Lease then exists, this Continuing Guaranty shall be terminated and released (subject to reinstatement in accordance with Section 5 hereof) at such time as Lessee has provided to Lessor documentation substantiating that, with respect to the specific items of Equipment listed on Schedule 1 to the Lease, Lessee has in effect signed, valid and enforceable contractual agreements (each of which must be in form and substance satisfactory to Lessor) with one or more hospitals (the creditworthiness of which must be satisfactory to Lessor in all respects), which agreements will provide Lessee with a minimum of eighty-eight (88) positron emission tomography ("PET") procedures per month, for a term that shall not expire prior to the date final payment is due under the Lease, with respect to the items of Equipment listed on Lease Schedule No. 4125.01 to the Lease. Lessor shall be entitled to perform its own due diligence with respect to each hospital which is to become party to any such contract, to determine whether such hospital is satisfactorily creditworthy, in Lessor's sole discretion.

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                  IN WITNESS WHEREOF, Guarantor has executed this Continuing
Guaranty effective as of the 8th day of April, 1999.

                                         "Guarantor"

                                         PAUL J. CROWE

                                         /s/ Paul J. Crowe
                                         --------------------------------------
                                         Social Security #: ###-##-####
                                                           --------------------

                                         Guarantor's address for notices:

                                         955 E Harbor Island Drive
                                         --------------------------------------
                                         San Diego, CA
                                         --------------------------------------
                                         Facsimile:
                                                   619-226-6738
                                                   ----------------------------

Lessor's address for notices:
FINOVA Capital Corporation
311 South Wacker Drive, Suite 4400
Chicago, Illinois 60606

Facsimile: (312) 322-3553


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